SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.        )
Filed by the Registrant                               ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
Green Dot Corporation

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

April 20, 2011

Dear Stockholders:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Green Dot Corporation to be held on Thursday, June 2, 2011 at 10:00 a.m. (Pacific Time) at the DoubleTree Hotel Monrovia-Pasadena located at 924 W. Huntington Drive, Monrovia, California. Directions to the DoubleTree appear on the back cover of the accompanying notice of annual meeting and proxy statement.

Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. On or about April 21, 2011, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2011 Annual Meeting of Stockholders and 2010 annual report to stockholders. The Notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.

We hope that you will be able to attend this year’s Annual Meeting of Stockholders. There will be an opportunity for all stockholders present at the meeting to ask questions. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Green Dot Corporation.

Sincerely,

Steven W. Streit
Chairman, President and Chief Executive Officer

GREEN DOT CORPORATION
605 E. Huntington Drive, Suite 205
Monrovia, California 91016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Green Dot Corporation will be held on Thursday, June 2, 2011, at 10:00 a.m. (Pacific Time) at the DoubleTree Hotel Monrovia-Pasadena located at 924 W. Huntington Drive, Monrovia, California.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect two Class I directors, each to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation or removal.

2. To approve a non-binding advisory resolution on executive compensation.

3. To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 12, 2011 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

Your vote as a Green Dot Corporation stockholder is very important. Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact Investor Relations at (626) 739-3942 or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone at (800) 962-4284.

By Order of the Board of Directors,

John C. Ricci
General Counsel and Secretary

Monrovia, California
April 20, 2011

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Meeting” beginning on page 1 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

GREEN DOT CORPORATION

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

GREEN DOT CORPORATION
605 E. Huntington Drive, Suite 205
Monrovia, California 91016

PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

April 20, 2011

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of Green Dot Corporation’s board of directors for use at Green Dot’s 2011 Annual Meeting of Stockholders (the “meeting”) to be held on June 2, 2011, at 10:00 a.m. (Pacific Time), and any adjournment or postponement thereof.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 21, 2011, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Questions and Answers About the Meeting

What is the purpose of the meeting?

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of Green Dot and respond to questions from stockholders.

What proposals are scheduled to be voted on at the meeting?

Stockholders will be asked to vote on four proposals. The proposals are:

1. The election to the board of directors of the two Class I directors named in this proxy statement, each to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation or removal;

2. A non-binding advisory resolution on executive compensation;

3. A non-binding advisory vote on the frequency of holding future advisory votes on executive compensation; and

4. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

Could other matters be decided at the meeting?

Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Green Dot, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by the board of directors will have the discretion to vote on those matters for you.

What is the recommendation of the board of directors on each of the proposals scheduled to be voted on at the meeting?

The board of directors recommends that you vote FOR each of the Class I directors named in this proxy statement (Proposal 1), FOR the non-binding advisory vote on executive compensation (Proposal 2), FOR a “3 year” frequency for future advisory votes on executive compensation (Proposal 3) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year (Proposal 4).

Who can vote at the meeting?

Stockholders as of the record date for the meeting, April 12, 2011, are entitled to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote 23,965,024 shares of Green Dot Class A common stock and 18,050,386 shares of Green Dot Class B common stock.

Stockholder of Record: Shares Registered in Your Name

If on April 12, 2011 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on April 12, 2011 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

How do I vote?

If you are a stockholder of record, you may:

•	vote in person — we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote by telephone or through the Internet — in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•	vote by mail — if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on June 1, 2011. Submitting your proxy, whether by telephone, through the Internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “For” all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify. For any other matter to be voted on except Proposal 3, you may vote “For” or “Against” or “Abstain” from voting. With respect to Proposal 3, you may vote for “1 Year”, “2 Years” or “3 Years”, or “Abstain” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting in person if you have already voted by proxy.

What shares can I vote?

Each share of Green Dot Class A common stock and Class B common stock issued and outstanding as of the close of business on April 12, 2011 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as April 12, 2011, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On April 12, 2011 we had 42,015,410 shares of common stock issued and outstanding, consisting of 23,965,024 shares of Class A common stock and 18,050,386 shares of Class B common stock.

How many votes am I entitled to per share?

Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of April 12, 2011, and each holder of shares of Class B common stock is entitled to ten votes for each share of Class B common stock held as of April 12, 2011. The Class A common stock and Class B common stock are voting as a single class on all matters described in this proxy statement for which your vote is being solicited.

What is the quorum requirement for the meeting?

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

How are abstentions and broker non-votes treated?

Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that under a recent rule change, if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors, nor will the broker be authorized to vote on Proposal nos. 2 and 3. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

What is the vote required for each proposal?

The votes required to approve each proposal are as follows:

•	Proposal No. 1. Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to the board of directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both nominees or “WITHHOLD” your vote with respect to one or both nominees.

•	Proposal No. 2. Approval of Proposal No. 2 will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal.

•	Proposal No. 3. The outcome of Proposal No. 3 will be decided by a plurality of the votes cast, which means that option receiving the highest number of “FOR” votes will be approved. With respect to Proposal No. 3, you may vote for “1 Year”, “2 Years” or “3 Years”, or “Abstain” from voting. An abstention vote will not be counted as either a vote cast “For” or “Against” with respect to Proposal 3 or as a vote for “1 Year”, “2 Years” or “3 Years” with respect to Proposal No. 3.

•	Proposal No. 4. Approval of Proposal No. 4 will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal.

What if I return a proxy card but do not make specific choices?

All proxies will be voted in accordance with the instructions specified on the proxy card. If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

Who is paying for this proxy solicitation?

The expenses of soliciting proxies will be paid by Green Dot. Following the original mailing of the soliciting materials, Green Dot and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, Green Dot will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Green Dot, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

What does it mean if I receive more than one proxy card or Notice of Internet Availability?

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

How can I change my vote after submitting my proxy?

A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of Green Dot (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Where can I find the voting results?

The preliminary voting results will be announced at the meeting and posted on our website at http://ir.greendot.com/. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Green Dot is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our corporate governance guidelines are available on the Investor Relations section of our website, which is located at http://ir.greendot.com/, by clicking on “Corporate Governance Guidelines,” under “Corporate Governance.” The corporate governance guidelines are reviewed at least annually by our nominating and corporate governance committee, and changes are recommended to our board of directors with respect to changes as warranted.

Board Leadership Structure

Our board of directors retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer, or an independent director, should serve as Chairman. This flexibility permits our board of directors to organize its functions and conduct its business in a manner it deems most effective in then-prevailing circumstances.

Our board of directors believes that we and our stockholders currently are best served by having Steven W. Streit serve as Chairman as well as Chief Executive Officer. By combining these positions, Mr. Streit serves as a bridge between the board of directors and the operating organization and, with his historical knowledge and operational expertise, provides critical leadership for the strategic initiatives and challenges of the future.

During those periods in which the positions of Chairman and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director. Kenneth C. Aldrich currently serves as the Lead Independent Director.

The position and role of the Lead Independent Director is intended to facilitate communication between the board of directors and the Chairman and Chief Executive Officer and other members of management. The Lead Independent Director has the following duties:

•	To organize, convene and preside over executive sessions of the non-management and independent directors and promptly communicate approved messages and directives to the Chairman;

•	To preside at all meetings of the board of directors at which the Chairman is not available;

•	To collect and communicate to the Chairman the views and recommendations of the independent directors, relating to his or her performance; and

•	To perform such other duties and responsibilities as may be assigned from time-to-time by the independent directors.

The board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the board of directors and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance and reputational risks.

Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews strategic, financial and execution risks and exposures and regulatory exposures and other current matters that may present material risk to the Company. The audit committee also oversees our internal audit function and discusses with management and our independent registered public accounting firm our policies with respect to significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The audit committee receives periodic reports from our Chief Risk Officer on our enterprise risk management program. The compensation committee reviews risks and exposures associated with leadership assessment, management succession planning, and executive compensation programs and arrangements, including incentive plans. The nominating and corporate governance committee reviews risks and exposures relating to significant legal compliance risks and also monitors the steps management has to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.

Independence of Directors

Our board of directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or the NYSE. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of the company’s directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its directors (other than Steven W. Streit who is also our President and Chief Executive Officer) and their families; the absence of any of the other specific relationships that would preclude a determination of independence under the rules of the NYSE; the absence of any transactions with directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions; and the insubstantial amount of purchases we make in the ordinary course of business from companies of which some of our directors are associated.

Based upon this review, our board of directors has determined that the following director nominee and members of our board of directors are currently independent as determined under the rules of the NYSE:

Kenneth C. Aldrich	Michael J. Moritz
Timothy R. Greenleaf	William H. Ott, Jr.
Virginia L. Hanna	W. Thomas Smith, Jr.
Ross E. Kendell (nominee)

In determining that the nominee or directors listed above are independent, our board of directors, through our nominating and corporate governance committee, considered the commercial and other relationships between each director and his or her affiliated entities, on the one hand, and Green Dot and its subsidiaries, on the other hand, described below:

•	Mr. Mortiz is a member of the board of directors of 24/7 Customer, a company that provided us with call center and other services until March 2010, when our relationship with that company ended. Sequoia Capital, a venture capital firm with which Mr. Moritz is associated, is also a significant stockholder of 24/7 Customer. Our board of directors concluded that our prior business relationship with 24/7 Customer was in the ordinary course of business and such prior business relationship did not interfere with the exercise of independent judgment by Mr. Moritz in carrying out his responsibilities nor constitute a material relationship with us.

•	Mr. Smith is a member of the board of directors of Silverpop, a company that provides us with e-mail delivery services. Our board of directors concluded that our business relationship with Silverpop is in the ordinary course of business, the amounts paid by our company to Silverpop in 2010 were not more than the greater of 2% of the annual consolidated gross revenues of that company or $1 million, and did not interfere with the exercise of independent judgment by Mr. Smith in carrying out his responsibilities nor constitute a material relationship with us.

All members of our audit committee, compensation committee, nominating and corporate governance committee must be independent directors as defined by our Corporate Governance Principles. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Green Dot or any of its subsidiaries other than their directors’ compensation. No member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Green Dot or any of its subsidiaries. Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the relevant SEC additional independence requirements for the members of such committee.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Green Dot Corporation, 605 East Huntington Drive, Suite 205, Monrovia, California 91016, Attn: Corporate Secretary or by clicking on “Corporate Governance” in the investor relations section of our website, http://ir.greendot.com/. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is comprised of Mr. Greenleaf, who is the chair of the audit committee, and Ms. Hanna and Mr. Ott. The composition of our audit committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our audit committee is financially literate as required by current NYSE listing standards. In addition, our board of directors has determined that Mr. Greenleaf is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K based on his experience in the areas of venture capital and private equity investment (including strategic financial analysis), finance and business generally. Pursuant to its charter, our audit committee, among other things:

•	appoints our independent auditors;

•	approves the audit and non-audit services to be performed by our independent auditors;

•	assesses the qualifications, performance and independence of our independent auditors;

•	monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviews the integrity, adequacy and effectiveness of our accounting and financial reporting processes and the adequacy and effectiveness of our systems of internal control;

•	discusses the results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results; and

•	prepares the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee

Our compensation committee is comprised of Mr. Smith, who is the chair of the compensation committee, and Ms. Hanna and Messrs. Moritz and Ott. Mr. Smith is not standing for re-election at the meeting. Mr. Ott will become the chair of the compensation committee at the meeting when Mr. Smith completes his term as a director. The composition of our compensation committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Pursuant to its charter, our compensation committee, among other things:

•	reviews, approves and makes recommendations to our board of directors (as our compensation committee deems appropriate) regarding the compensation of our executive officers;

•	administers and interprets our stock and equity incentive plans;

•	reviews, approves and makes recommendations to our board of directors (as our compensation committee deems appropriate) with respect to equity and non-equity incentive compensation plans; and

•	establishes and reviews general strategies relating to compensation and benefits of our employees.

In December 2010, our compensation committee reviewed and subsequently made recommendations to our board of directors regarding compensation for non-employee directors using competitive compensation data compiled by management. In connection with making its recommendations, our compensation committee used an approach similar to the approach it used for determining compensation for our executive officers for 2010, which is discussed in detail in “Executive Compensation — Compensation Discussion and Analysis.”

Under its charter, our compensation committee has the authority to retain outside counsel or other advisors. Pursuant to that authority, our compensation committee retained its first-ever independent compensation consultant, Radford, an Aon Consulting Company (“Radford”), to provide advice and ongoing recommendations on executive compensation matters for 2011. Our compensation committee oversees Radford’s engagement and any other consultants it engages in addition to or in replacement of

Radford. Radford representatives meet informally with the chair of our compensation committee and regularly with our compensation committee during its regular meetings, including in executive sessions from time to time without any members of management present. Radford works directly with our compensation committee (and not on behalf of management) to assist our compensation committee in satisfying its responsibilities and will undertake no projects for management without our compensation committee’s approval. For additional description of our compensation committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Executive Compensation — Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Ott, who is the chair of the nominating and corporate governance committee, and Ms. Hanna and Messrs. Moritz and Smith. Mr. Smith is not standing for re-election at the meeting. Ms. Hanna will become the chair of the nominating and corporate governance committee at the meeting when Mr. Smith completes his term as a director. The composition of our nominating and corporate governance committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Pursuant to its charter, our nominating and corporate governance committee, among other things:

•	identifies, evaluates and recommends nominees to our board of directors and its committees;

•	oversees the evaluation of the performance of our board of directors and its committees and of individual directors;

•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviews our legal compliance policies; and

•	makes recommendations to our board of directors concerning our corporate governance guidelines and other corporate governance matters.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Lead Independent Director, currently Mr. Aldrich, is the presiding director at these meetings.

Board and Committee Meetings and Attendance

The board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2010, the board of directors met nine times, including telephonic meetings, the audit committee held seventeen meetings, the compensation committee held three meetings and the nominating and corporate governance committee did not hold any meetings. During 2010, only one director, Mr. Aldrich, attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which such director served (during the period which such director served). Mr. Aldrich attended 67% of the total number of meetings of the board of directors in 2010.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in July 2010 and did not have an annual meeting of our stockholders in 2010.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-employee members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.

The address for these communications is:

Corporate Secretary
Green Dot Corporation
605 East Huntington Drive, Suite 205
Monrovia, CA 91016.

Code of Business Conduct and Ethics

We have adopted codes of business conduct and ethics that, on a combined basis, apply to all of our board members, officers and employees. Our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics are posted on the Investor Relations section of our website located at http://ir.greendot.com/, by clicking on “Corporate Governance.” Any amendments or waivers of our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws and our corporate governance guidelines. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing an experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-

recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines, and charters of the board of directors’ committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board of directors membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, qualities and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of seven directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2012 and 2013, respectively. One of the current directors in Class I, W. Thomas Smith, Jr., informed the board of directors on March 16, 2011 of his decision not to stand for re-election following the completion of his term as a Class I director at the meeting. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class I nominees named below, one of whom (Mr. Ott) is currently serving as one of the directors in Class I, be elected as a Class I director for a three-year term expiring at the 2014 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Mr. Kendell was known to the board of directors through his service with Messrs. Greenleaf and Ott and Ms. Hanna in connection with fulfillment of our governance obligations arising out of our application to become a bank holding company. Mr. Kendell came to the attention of our nominating and corporate governance committee as a potential candidate during open discussion among directors at a meeting of our nominating and corporate governance committee.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Nominees to the Board of Directors

The nominees, and their ages, occupations and length of board service as of March 31, 2011, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since

Ross E. Kendell	76	Retired, Former President and Chief Executive Officer, KeyBank of Utah	*
William H. Ott, Jr.(1)(2)(3)	58	President, PEAC Ventures, Inc.	January 2010

*	Not applicable

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating and Corporate Governance Committee

Ross E. Kendell has provided us with services since January 1, 2010 in connection with fulfillment of our governance obligations arising out of our application to become a bank holding company. Mr. Kendell retired in 1995 after a thirty-five-year career with KeyBank of Utah (and its predecessor, Commercial Security Bank (“CSB”)), where he served as director, President and Chief Executive Officer from 1989 to 1995. Mr. Kendell served as an officer of Commercial Security Bancorporation (“CS Bancorp”), a bank holding company, from 1972 to 1987 and as a member of the board of directors and on the Executive Committee of CSB and CS Bancorp from 1983 to 1987. From 2005 to 2009, Mr. Kendell served as a director of the DaimlerChrysler Bank (US), a Utah Industrial Bank (which later became Chrysler Financial Bank). Mr. Kendell previously served as Utah State Director of the Bank Administration Institute, Chairman

and Director of the Utah Bankers Association, and was a member of the American Bankers Association’s Government Relations Council. Mr. Kendell holds a BS in accounting from Utah State University and is a 1963 graduate of The NABAC School for Bank Audit and Control (later the BAI School for Bank Administration) at the University of Wisconsin-Madison. We believe Mr. Kendell should serve as a member of our board of directors based on his commercial and community bank leadership experience, including serving in the positions described above, his expertise in handling bank regulatory oversight and examination matters on behalf of community banks, and the perspective he would bring to our board of directors from holding positions in state and national bank associations or organizations

William H. Ott, Jr. has served as the President of PEAC Ventures, Inc., a corporate advisory and consulting firm, since 2003. From 2002 to 2003, Mr. Ott served as the Chief Operating Officer of Visa U.S.A. Inc. From 1998 to 2002, Mr. Ott served as Group Executive in charge of retail, small business, card services, mortgage and consumer banking, as well as marketing, advertising and operations, for St. George Bank, a commercial bank based in Sydney, Australia. He serves as an advisor to the Ethics and Compliance Officer Association. Mr. Ott previously served as Chairman of E*TRADE Bank and as a director of CashCard Australia. Mr. Ott holds a B.A. in English from San Jose State University and an M.B.A. from Santa Clara University. We believe Mr. Ott should serve as a member of our board of directors based on his experience in senior management roles at large publicly-held domestic, global and international banking companies and at card and retail payments companies, including serving in the positions described above, and the perspective he brings to our board of directors from his experiences as a business consultant and his service on the boards of directors of other companies.

Continuing Directors

The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of March 31, 2011, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since

Class II Directors:
Kenneth C. Aldrich*	72	Chairman of the Board, International Stem Cell Corporation	January 2001
Virginia L. Hanna(1)(2)(3)	60	President and Chief Executive Officer, Hanna Capital Management, Inc.	January 2002
Class III Directors:
Timothy R. Greenleaf(1)	54	Managing Director, Fairmont Capital, Inc.	January 2001
Michael J. Moritz(2)(3)	56	Managing Member, Sequoia Capital	February 2003
Steven W. Streit	49	Chairman, President and Chief Executive Officer, Green Dot Corporation	October 1999

*	Lead Independent Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

Kenneth C. Aldrich is Chairman of the Board of International Stem Cell Corporation, a biotechnology company focused on developing therapeutic and research products through a proprietary stem cell technology. He has served in that position since January 2008 and previously from January 2001 through June 2006. Mr. Aldrich has also served as President of The Aldrich Company, a real estate investment firm, since June 1975, and on the board of directors of WaveTec Vision Systems, Inc. since January 1999. Mr. Aldrich previously served on the boards of directors of Encode Bio, Inc. and International Stem Cell

Corporation. Mr. Aldrich holds an A.B. in history and literature from Harvard University and a J.D. from Harvard Law School. We believe Mr. Aldrich should serve as a member of our board of directors based on his extensive corporate management experience, including serving as the chief executive officer of a publicly-held company and the chief financial officer of another publicly-held company, and his experience with the organizational challenges involved with becoming a publicly-held company.

Timothy R. Greenleaf has been the Managing Director of Fairmont Capital, Inc., a private equity firm with a focus on investments in middle-market consumer-related businesses, since January 1999. Previously, Mr. Greenleaf was a partner at the law firm of Fulbright & Jaworski L.L.P., specializing in mergers and acquisitions, and tax and corporate structuring. Mr. Greenleaf has served on a number of other boards of directors, including Fairmont Capital, Garden Fresh Restaurant Corp. (Souplantation) and Shari’s Management Corp. Mr. Greenleaf holds a dual B.A. in administrative studies and political science from the University of California at Riverside, a J.D. from Loyola Law School and an L.L.M. in taxation from New York University Law School. We believe Mr. Greenleaf should serve as a member of our board of directors based on his experience as a private equity investor, tax attorney and financial advisor, the leadership qualities he brings to our audit committee and the perspective he adds to our board of directors from his service on the boards of directors of other companies.

Virginia L. Hanna has served as the President and Chief Executive Officer of Hanna Capital Management, Inc., a business management firm, since March 1998, as a Managing Member of Hanna Ventures, LLC, a venture capital firm, since April 1999, and as CEO, President and Managing Member of Hanna Energy, LLC, an energy consulting firm, since December 2009. From 1996 to April 1997, Ms. Hanna was Treasurer and Director of Investor Relations at Intuit Inc., a consumer and small business financial software company. Ms. Hanna served as the Vice President and Treasurer of The Vons Companies, Inc., a supermarket retailer, from 1985 to 1995. Ms. Hanna holds a B.A. in liberal arts from the University of Illinois and an M.B.A. in finance from DePaul University. We believe Ms. Hanna should serve as a member of our board of directors based on her experience as a financial executive at two consumer-focused, publicly-held companies during the period from 1985 to 1997, which provides our board of directors with insights into the areas of corporate finance, cash management and investor relations, and the perspective she brings from her involvement with retailer deployment of card-based payment systems and the design and implementation of electronic point of sale transaction systems in retail environments.

Michael J. Moritz has been a Managing Member of Sequoia Capital since 1986. He has previously served as a director of a variety of companies, including Flextronics Ltd., Google Inc., PayPal, Inc., Red Envelope, Inc., Saba Software, Inc., Yahoo! Inc. and Zappos.com, Inc. Mr. Moritz holds an M.A. in modern history from Christ Church, Oxford. We believe Mr. Moritz should serve as a member of our board of directors based on the important perspective he brings to our board of directors from his over 25 years of experience in the venture capital industry, providing guidance and counsel to a wide variety of companies, and service on the boards of directors of a range of consumer- or retail-oriented, private and publicly-held companies.

Steven W. Streit is our founder, and has served as our President and a director since October 1999, our Chief Executive Officer since January 2001 and our Chairman since February 2010. He also served as our Secretary from October 1999 to April 2000 and as our Treasurer from October 1999 to April 2004. From 1983 to 1999, Mr. Streit worked in the radio broadcasting industry, including serving as a Vice President of Programming at AMFM, a publicly-traded radio broadcast group. We believe Mr. Streit should serve as our Chairman based on the perspective and experience he brings to our board of directors as our President and Chief Executive Officer and our founder, which adds historical knowledge, operational expertise and continuity to our board of directors.

Director Not Standing for Re-election

W. Thomas Smith, Jr., age 64, has served on our board of directors since April 2001. Mr. Smith founded Total Technology Ventures, LLC, a venture capital firm, and has been its Managing Director since April 2000.

There are no familial relationships among our directors and officers.

Director Compensation

The following table provides information for the year ended December 31, 2010 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2010.

Director Compensation — 2010

	Fees Earned
	or Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($)(1)	($)	($)(4)	($)

Kenneth C. Aldrich	44,750 (2)	—	—	44,750
Timothy R. Greenleaf	162,750 (3)	—	—	162,750
Virginia L. Hanna	125,250	—	—	125,250
Michael J. Moritz	—	—	—	—
William H. Ott, Jr.	111,000	—	203,239	314,239
W. Thomas Smith, Jr.*	56,500	—	—	56,500

*	Director not standing for re-election.

(1)	Non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, received an annual retainer fee of $20,000 plus an additional annual fee of $3,000 (compensation committee and nominating and corporate governance committee) or $5,000 (audit committee) for membership on each committee. The chair of each committee receives an additional annual fee of $5,000 (compensation committee and nominating and corporate governance committee) or $10,000 (audit committee). In addition to cash retainer fees, non-employee directors received meeting fees of $3,000 for each meeting of our board of directors attended, $1,750 for each meeting of our audit committee attended and $500 for each meeting of our compensation committee or nominating and corporate governance committee attended. Mr. Greenleaf also received compensation of $38,000 and Ms. Hanna and Mr. Ott also each received compensation of $36,000 for their service as directors in connection with fulfillment of our governance obligations arising out of our application to become a bank holding company.

(2)	Mr. Aldrich received an additional annual fee in the amount of $5,000 for his role as Lead Independent Director.

(3)	Includes the value of fully-vested shares of Class B common stock received in lieu of Mr. Greenleaf’s annual fee for service as chair of the audit committee during 2009, based on the fair market value of the shares on February 18, 2010, the date the regular annual cash retainer would otherwise have been paid. Mr. Greenleaf received 1,600 shares with a value of $40,000.

(4)	Amount shown in this column reflect the aggregate full grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for awards granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of stock options held by each non-employee director as of December 31, 2010, see the column “Stock Options Outstanding” in the table below.

Our non-employee directors held the following number of stock options as of December 31, 2010.

Name	Option Awards

Kenneth C. Aldrich	—
Timothy R. Greenleaf	—
Virginia L. Hanna	—
Michael J. Moritz	—
William H. Ott, Jr.	17,000
W. Thomas Smith, Jr.	—

Since February 2010, we have provided director compensation to Mr. Kendell in connection with fulfillment of our governance obligations arising out of our application to become a bank holding company. Mr. Kendell received $31,000 in annual retainers and meeting fees during 2010 and, in February 2010, was awarded an option to purchase 8,500 shares of our Class B common stock, with an exercise price of $25.00 per share.

Annual and Meeting Fees.  During 2010, our non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, were compensated as follows:

•	$20,000 annual cash retainer

•	$3,000 annual fee for committee membership ($5,000 for audit committee membership)

•	$5,000 annual fee for chairing a committee ($10,000 for chairing the audit committee)

•	$5,000 annual fee for the Lead Independent Director

•	$3,000 per meeting of our board of directors attended

•	$500 per committee meeting attended ($1,750 per audit committee meeting attended)

The board of directors, in accordance with the recommendation of our compensation committee, approved modifications to the annual retainers paid to non-employee directors and eliminated meeting fees. Effective January 1, 2011, non-employee directors will receive the following cash compensation:

•	$30,000 annual cash retainer

•	$25,000 annual fee for chairing our audit committee and $12,500 for serving as a non-chair member of our audit committee

•	$10,000 annual fee for chairing our compensation committee and $5,000 for serving as a non-chair member of our compensation committee

•	$5,000 annual fee for chairing our nominating and corporate governance committee and $3,000 for serving as a non-chair member of our nominating and corporate governance committee

•	$5,000 annual fee for the Lead Independent Director

In addition, if we complete of our proposed bank acquisition, we intend to compensate any non-employee director who serves on the board of directors or audit committee of our proposed subsidiary bank. The annual retainer fee for service on the board of directors of our proposed subsidiary bank will be $25,000, and the additional annual retainer fee for service on the audit committee of our proposed subsidiary bank will be $10,000 for the chair of the audit committee and $5,000 for each of its other members. While regulatory approval of our proposed bank acquisition is pending, we will continue to compensate directors who perform services as directors in connection with fulfillment of our governance obligations arising out of our application to become a bank holding company. Such compensation will be substantially similar to the arrangements described in this paragraph.

We pay the annual retainer fee and any additional annual fees to each director in equal quarterly installments.

Annual Equity Awards.  During 2010, our non-employee director equity compensation policy provided for the granting of an option to purchase 8,500 shares of common stock to any non-employee director who first becomes a member of our board of directors in 2010. In addition, if any such non-employee director was also appointed to the board of directors or any committee of our proposed subsidiary bank, he or she would also be entitled to receive an option to purchase 8,500 shares of common stock. All non-employee directors were also eligible to receive discretionary awards. The awards granted in connection with commencement of service as a member of our board of directors fully vested and immediately exercisable as of the grant date.

The board of directors, in accordance with the recommendation of our compensation committee, approved modifications to our non-employee director equity compensation policy. Effective January 1, 2011, each non-employee member of the board of directors receives annual awards under our 2010 Equity Incentive Plan of stock options and restricted stock units having a fair market value on the grant date equal to a pre-determined dollar value equal to $75,000 and $30,000, respectively. These awards will be granted at each annual meeting of stockholders and will vest over one year, and will be fully-vested and immediately-exercisable at the annual meeting of stockholders following grant. In the event of a merger or consolidation in which Green Dot is not the surviving corporation or another similar change in control transaction involving Green Dot, all unvested stock option and restricted stock unit awards made to non-employee directors under the policy described above will accelerate and vest in full. All awards to non-employee directors, including those described above and any awards to a non-employee director who first becomes a member of our board of directors, will be made on a discretionary basis under the 2010 Equity Incentive Plan, based on the recommendation of our compensation committee.

Non-employee directors are also eligible for and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between management and non-management participants.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE TWO NOMINATED DIRECTORS.

PROPOSAL NO. 2

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are requesting stockholders to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables, and the narrative discussion set forth on pages 27 to 40 of this proxy statement. This vote is commonly referred to as a “say on pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Our compensation committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to attract and retain talented and experienced executives, motivate and reward executives whose knowledge, skills and performance are critical to our success, link compensation to company performance and individual achievement, link specific cash-based elements of compensation to our near-term financial performance, and align the interests of our executive officers and those of our stockholders by providing our executive officers with long-term incentives to increase stockholder value. Our compensation committee and our board of directors strive to keep cash compensation at a competitive level while providing executive officers with the opportunity to be well rewarded through equity awards if our company performs well over time. We encourage you to carefully review the “Compensation Discussion and Analysis” section beginning on page 27 of this proxy statement for additional details on our executive compensation program, including our compensation philosophy and objectives, as well as the processes our compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2010.

We are asking you to vote, on an advisory basis, “FOR” the following resolution at the meeting:

“RESOLVED, that the compensation paid to Green Dot Corporation’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 27 to 40 of this proxy statement, is hereby approved.”

While the results of this advisory vote are not binding, our compensation committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting that you cast a non-binding advisory vote with respect to how frequently we should seek a non-binding advisory vote on the compensation of the executive officers named in the summary compensation table of future proxy statements, commonly referred to as a “say on pay” vote. Under this Proposal No. 3, you may vote on whether you would prefer to have a “say on pay” vote every year, every 2 years or every 3 years in response to the resolution set forth below. Alternatively, you may abstain from casting a vote.

“RESOLVED, that the option of 1 year, 2 years, or 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Green Dot Corporation is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

Our board of directors recommends that you vote for every “3 years” for this proposal because we closed our initial public offering in July 2010 and holding our next “say on pay” vote in three years will provide us sufficient time to fully develop our executive compensation programs and policies as a public company and similarly will allow stockholders to better assess the effectiveness of our executive compensation program and policies as a public company. We also believe that our stockholders already have available avenues to provide us with input on our executive compensation programs on an annual or more frequent basis by pursuing stockholder proposals or communicating directly with our board of directors.

While this advisory vote on the frequency of the “say on pay” vote is non-binding, our board of directors and compensation committee will give careful consideration to the choice that receives the most votes when considering the frequency of future “say on pay” votes. We are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A “3 YEAR” FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ON PROPOSAL NO. 3.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as Green Dot’s principal independent registered public accounting firm to perform the audit of Green Dot’s consolidated financial statements for fiscal year ending December 31, 2011. As a matter of good corporate governance, our audit committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that this appointment of Ernst & Young LLP is not ratified by our stockholders, the audit committee will review its future selection of Ernst & Young LLP as Green Dot’s independent registered public accounting firm.

Our audit committee first approved Ernst & Young LLP as our independent auditors in 2005, and Ernst & Young LLP audited Green Dot’s financial statements for Green Dot’s 2010 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We regularly review the services and fees from its independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for Green Dot’s audit.

In addition to performing the audit of Green Dot’s consolidated financial statements, Ernst & Young LLP provided various other services during 2010, the five months ended December 31, 2009 and fiscal 2009. Our audit committee has determined that Ernst & Young LLP’s provisioning of these services, which are described below, does not impair Ernst & Young LLP’s independence from Green Dot. The aggregate fees billed for 2010, the five months ended December 31, 2009 and fiscal 2009 for each of the following categories of services are as follows:

		Five Months
		Ended	Fiscal
Fees Billed to Green Dot	2010	Dec. 31, 2009	Year 2009

Audit fees(1)	$1,945,000	$520,000	$396,776
Audit related fees(2)	32,000	32,000	78,020
Tax fees(3)	225,000	109,000	164,262
All other fees	—	—	—

Total fees	$2,202,000	$661,000	$639,058

(1)	“Audit fees” include fees for audit services primarily related to the audit of the our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC (including those associated with our initial public offering); and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)	“Audit related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of the our 2010, five months ended December 31, 2009 and fiscal 2009 consolidated financial statements. Audit-related fees also include fees for benefit plan audits and consultation concerning financial accounting and reporting standards not classified as audit fees.

(3)	“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2011, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of either class of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the individuals and entities named in the table below under “Directors and Named Executive Officers” and “5% Stockholders” is c/o Green Dot Corporation, 605 East Huntington Drive, Suite 205, Monrovia, California 91016.

Percentage ownership of our Class A common stock and Class B common stock is based on 23,905,843 shares of our Class A common stock and 18,108,867 shares of our Class B common stock outstanding on March 31, 2011. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Shares of our Class B common stock are convertible into shares of our Class A common stock at the discretion of the holder on a one-for-one basis. Shares of our Class B common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011 are deemed to be outstanding and to be beneficially owned by the person holding the option or warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of common stock vote together as a single class on all matters submitted to a vote of stockholders, subject to certain exceptions or unless otherwise required by law. For the purpose of computing the percentage of total voting power, each share of Class B common stock is deemed not to have been converted into a share of Class A common stock, and thus to have ten votes per share.

	Class A		Class B		% of
Name and Address of	Common Stock		Common Stock		Total Voting
Beneficial Owner	Shares	%	Shares	%	Power

Directors and Named Executive Officers
Michael J. Moritz(1)	18,313	*	10,085,694	55.7	49.2
Steven W. Streit(2)	—	*	4,192,496	22.1	19.6
W. Thomas Smith, Jr.†	255,998	1.1	—	—	*
Mark T. Troughton(3)	1,250	*	1,178,882	6.3	5.6
Virginia L. Hanna(4)	—	—	379,652	2.1	1.9
Timothy R. Greenleaf(5)	—	—	475,274	2.6	2.3
John L. Keatley(6)	6,600	*	408,751	2.2	2.0
John C. Ricci(7)	—	—	375,285	2.0	1.8
Kenneth C. Aldrich(8)	267,916	1.1	—	*	*
William D. Sowell(9)	—	—	39,997	*	*
William H. Ott, Jr.(10)	—	—	17,000	*	*
Ross E. Kendell (11)††	—	*	4,500	*	*
All directors and executive officers as a group (12 persons)	550,465	2.3	17,157,531	85.2	76.2
5% Stockholders
Sequoia Capital(12)	—	—	10,085,694	55.7	49.2
Wal-Mart Stores, Inc.(13)	2,208,552	9.2	—	—	1.0
TCV(14)	75,000	*	1,610,641	8.9	7.9
T. Rowe Price Associates, Inc.(15)	2,810,087	11.8	—	—	1.4
The Wellcome Trust(16)	1,373,227	5.7	—	—	*
FMR LLC(17)	1,368,176	5.7	—	—	*

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

†	Director not standing for re-election.

††	Director nominee.

(1)	Represents 7,778,099 shares of Class B common stock owned by Sequoia Capital Franchise Fund, 1,195,073 shares of Class B common stock owned by Sequoia Capital US Growth Fund IV, L.P., 1,060,650 shares of Class B common stock owned by Sequoia Capital Franchise Partners, 51,872 shares of Class B common stock owned by Sequoia Capital USGF Principals Fund IV, L.P. and 18,313 shares of Class A common stock owned by Mr. Moritz. SCFF Management, LLC is the sole general partner of Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. SC IX.I Management, LLC is the sole general partner of Sequoia Capital IX and Sequoia Capital Entrepreneurs Annex Fund. SCGF IV Management, LP is the mid-tier general partner and SCGF GenPar, Ltd. is the top tier general partner of Sequoia Capital US Growth Fund IV, LP and Sequoia Capital USGF Principals Fund IV, L.P. Mr. Moritz is a Managing Director of SCGF GenPar, Ltd., and he is a Managing Member of SCFF Management, LLC, SC IX.I Management, LLC, SCGF IV Management, LP and a Class A Limited Partner of SCGF IV Management, LP. Mr. Moritz may be deemed to have shared voting and investment power over the shares held by Sequoia Capital Franchise Fund, Sequoia Capital IX, Sequoia Capital US Growth Fund IV, L.P., Sequoia Capital Franchise Partners, Sequoia Capital Entrepreneurs Annex Fund and Sequoia Capital USGF Principals Fund IV, L.P., as applicable. Mr. Moritz disclaims beneficial ownership of those shares, except to the extent of his pecuniary interest therein. The address for Mr. Moritz and each of these entities is 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, California 94025.

(2)	Represents 2,914,300 shares of Class B common stock held by the Steven W. Streit Family Trust DTD 9/30/2005, 357,373 shares of Class B common stock held by the Streit 2009 GRAT A DTD 12/30/2009, 17,868 shares of Class B common stock owned by the Streit 2009 GRAT B DTD 12/30/2009, for each of which trusts Mr. Streit is the trustee, 33,020 shares of Class B common stock held by his children, 388 shares of Class A common stock held by Mr. Streit’s father and 869,935 shares of Class B common stock subject to options held by Mr. Streit.

(3)	Represents 448,249 shares held by Mr. Troughton, 125,000 shares held by the Mark Troughton GRAT DTD 6/22/10 for which Mr. Troughton is the trustee, 125,000 shares held by the Tara McWhirter GRAT DTD 6/22/2010 for which Tara Elizabeth McWhirter is the trustee, 1,250 shares of Class A common stock held by Mr. Troughton’s wife and 480,633 shares subject to options held by Mr. Troughton.

(4)	Represents 344,288 shares held by the David William Hanna Trust DTD October 30, 1989, 3,383 shares held by Tim J. Morgan, Trustee of the David W. Hanna Children’s Trust DTD 6/5/2008 and 31,981 shares held by the Virginia L. Hanna Trust DTD August 16, 2001. Ms. Hanna, one of our directors, disclaims beneficial ownership of the shares held by the David William Hanna Trust DTD October 30, 1989 and the shares held by Tim J. Morgan, Trustee of the David W. Hanna Children’s Trust DTD 6/5/2008 except to the extent of her pecuniary interest therein. The address of these trusts is c/o Hanna Capital Management, 8105 Irvine Center Drive, Suite 1170, Irvine, California 92618.

(5)	Represents 469,954 shares held by the Greenleaf Family Trust DTD May 16, 1999, of which Timothy R. Greenleaf, one of our directors, is the trustee, and 5,320 shares held by Mr. Greenleaf.

(6)	Represents 71,038 shares held by John L. Keatley, 6,600 shares held by his minor daughters and 259,588 shares subject to options held by Mr. Keatley. This amount does not include 10,000 shares held by the Keatley Family Trust, of which he is neither a trustee nor a beneficiary.

(7)	Represents 14,100 shares held by John C. Ricci, 4,460 shares held by his minor children and 356,725 shares subject to options held by Mr. Ricci.

(8)	Represents shares held by YKA Partners Ltd., of which Mr. Aldrich is the agent of the general partner.

(9)	Represents shares subject to options held by Mr. Sowell that are exercisable within 60 days of March 31, 2011.

(10)	Represents shares subject to options held by Mr. Ott that are exercisable within 60 days of March 31, 2011.

(11)	Represents shares subject to options held by Mr. Kendell that are exercisable within 60 days of March 31, 2011.

(12)	Represents 7,778,099 shares of Class B common stock owned by Sequoia Capital Franchise Fund, 1,195,073 shares of Class B common stock owned by Sequoia Capital US Growth Fund IV, L.P., 1,060,650 shares of Class B common stock owned by Sequoia Capital Franchise Partners, and 51,872 shares of Class B common stock owned by Sequoia Capital USGF Principals Fund IV, L.P., each as also reported in Note 1. SCFF Management, LLC is the sole general partner of Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. SC IX.I Management, LLC is the sole general partner of Sequoia Capital IX and Sequoia Capital Entrepreneurs Annex Fund. SCGF IV Management, LP is the mid-tier general partner and SCGF GenPar, Ltd. is the top tier general partner of Sequoia Capital US Growth Fund IV, LP and Sequoia Capital USGF Principals Fund IV, L.P. Michael J. Moritz, one of our directors, is a Managing Director of SCGF GenPar, Ltd., and he is a Managing Member of SCFF Management, LLC, SC IX.I Management, LLC, SCGF IV Management, LP and a Class A Limited Partner of SCGF IV Management, LP. Mr. Moritz may be deemed to have shared voting and investment power over the shares held by Sequoia Capital Franchise Fund, Sequoia Capital IX, Sequoia Capital US Growth Fund IV, L.P., Sequoia Capital Franchise Partners, Sequoia Capital Entrepreneurs Annex Fund and Sequoia Capital USGF Principals Fund IV, L.P., as applicable. Mr. Moritz disclaims beneficial ownership of those shares, except to the extent of his pecuniary interest therein. The address for each of these entities is 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, California 94025.

(13)	Our right to repurchase these shares had lapsed as to 404,910 of these shares as of March 31, 2011 and lapses with respect to an additional 36,810 shares per month through May 2015. The principal business address of Wal-Mart Stores, Inc. is 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215.

(14)	Based solely on information set forth in a Schedule 13D filed with the SEC on February 16, 2011 by filed by (1) TCV VII, L.P., a Cayman Islands exempted limited partnership (“TCV VII”), (2) TCV VII (A), L.P., a Cayman Islands exempted limited partnership (“TCV VII(A)”), (3) TCV Member Fund, L.P., a Cayman Islands exempted limited partnership (“Member Fund” and, together withTCV VII and TCV VII(A), the “TCV Funds”), (4) Technology Crossover Management VII, L.P., a Cayman Islands exempted limited partnership (“TCM VII”), (5) Technology Crossover Management VII, Ltd., a Cayman Islands exempted company (“Management VII”), (6) Jay C. Hoag (“Mr. Hoag”), (7) Richard H. Kimball (“Mr. Kimball”), (8) John L. Drew (“Mr. Drew”), (9) Jon Q. Reynolds, Jr. (“Mr. Reynolds”), (10) William J.G. Griffith IV (“Mr. Griffith”), (11) Robert W. Trudeau (“Mr. Trudeau”), (12) Christopher P. Marshall (“Mr. Marshall”), (13) Timothy P. McAdam (“Mr. McAdam”) and (14) John C. Rosenberg (“Mr. Rosenberg”). Mr. Hoag, Mr. Kimball, Mr. Drew, Mr. Reynolds, Mr. Griffith, Mr. Trudeau, Mr. Marshall, Mr. McAdam and Mr. Rosenberg (collectively, the “Class A Directors”) are the Class A Directors of Management VII. TCV VII holds 49,300 shares of Class A common stock and 1,053,588 shares of Class B common stock, TCV VII(A) holds 25,603 shares of Class A common stock and 547,154 shares of Class B common stock and Member Fund holds 97 shares of Class A common stock and 9,899 shares of Class B common stock. Each of the TCV Funds has the sole power to dispose or direct the disposition of the shares that it holds directly, and has the sole power to vote or direct the vote of those shares. Management VII, as the ultimate general partner of TCV VII and TCV VII(A) and a general partner of the Member Fund, and TCM VII, as the direct general partner of TCV VII and TCV VII(A), may also be deemed to have the sole power to dispose or direct the disposition of the shares held by TCV VII and TCV VII(A) and, with respect to Management VII, certain of the shares held by Member Fund and have the sole power to direct the vote of those shares. Each of Management VII and TCM VII disclaims beneficial ownership of those shares except to the extent of its pecuniary interest therein. Under the memorandum and articles of association of Management VII, the Class A Directors have the shared power to dispose or direct the disposition of the shares held by TCV VII and TCV VII(A) and certain of the shares held by Member Fund and the shared power to direct the vote of those shares. Each of the Class A Directors disclaims beneficial ownership of the securities owned by Management VII, TCM VII, TCV VII, TCV VII(A) and Member Fund except to the extent of his pecuniary interest therein. The address of the principal business and office of each of TCV VII, TCV VII(A), Member Fund, TCM VII, Management VII and the Class A Directors is 528 Ramona Street, Palo Alto, California 94301.

(15)	Based solely on the information set forth in a Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. with the SEC on March 10, 2011. These securities are owned by various individual and institutional investors which T. Rowe Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such securities; however, such person expressly disclaims that it is, in fact, the beneficial owner of such securities.

(16)	Based solely on the information set forth in a Schedule 13G filed by The Wellcome Trust Limited, as trustee of the Wellcome Trust with the SEC on March 7, 2011. The Wellcome Trust reported that, as of December 31, 2010, it had sole voting and dispositive power over 1,373,227 shares of Class A Common stock. The principal business address of the Wellcome Trust is 215 Euston Road, London NW1 2BE, United Kingdom.

(17)	Based solely on the information set forth in a Schedule 13G filed jointly by FMR LLC, for itself and on behalf of its subsidiaries, Edward C. Johnson 3rd, Fidelity Management & Research Company and Fidelity Growth Company Fund (collectively, “FMR”) with the SEC on February 10, 2011. FMR reported that, as of December 31, 2010, it had sole voting and dispositive power over 1,368,176 shares of Class A Common stock. Fidelity Management & Research Company is an investment adviser registered under Section 203 of the Investment Advisers Act and a wholly owned subsidiary of FMR. Mr. Johnson, Chairman of FMR LLC, and members of his family collectively own, directly or through trusts, shares of FMR LLC representing 49% of the voting power of FMR LLC. The principal business address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

OUR EXECUTIVE OFFICERS

The names of our executive officers, their ages as of March 31, 2011, and their positions are shown below.

Name	Age	Position

Steven W. Streit	49	Chairman, President and Chief Executive Office
John L. Keatley	37	Chief Financial Officer
John C. Ricci	45	General Counsel and Secretary
William D. Sowell	45	Chief Operating Officer
Mark T. Troughton	42	President, Cards and Network

For information regarding Mr. Streit, please refer to Proposal No. 1, “Election of Directors,” above.

John L. Keatley has served as our Chief Financial Officer since October 2006. From May 2005 to October 2006, he served as our Vice President, Finance, and from August 2004 to May 2005, he served as our Director, Financial Planning & Analysis. Prior to joining Green Dot, Mr. Keatley served in various positions at McKinsey & Company, a management consulting firm, from October 2001 to July 2004, most recently as Engagement Manager. Mr. Keatley holds an A.B. in physics from Princeton University and an M.B.A. from Harvard Business School.

John C. Ricci has served as our General Counsel since June 2004 and our Secretary since April 2003. From April 2003 to June 2004, he served as our Director of Legal Affairs. Prior to joining Green Dot, Mr. Ricci was an associate at the law firm of Strategic Law Partners, LLP from November 1999 to June 2002. Mr. Ricci began his career as an attorney in the Enforcement Division of the SEC. Mr. Ricci holds a B.A. in economics and political science from the University of California at San Diego and a J.D. from Loyola Law School.

William D. Sowell has served as our Chief Operating Officer since March 2009. Prior to joining Green Dot, Mr. Sowell served in a number of positions at GE Money, a financial services company, from March 1998 to January 2006, most recently as Vice President, Prepaid Products. From May 1998 to March 2000, Mr. Sowell also served as a Master Black Belt (Vice President, Quality) at GE Mortgage Services, a mortgage servicing company. Mr. Sowell holds a B.S. in electronic engineering technology from East Tennessee State University and an M.B.A. from Southern Methodist University.

Mark T. Troughton has served as our President, Cards and Network, since February 2007. From June 2003 to July 2004, he served as our Executive Vice President, Business Development, and from July 2004 to February 2007, he served as our Chief Operating Officer and Executive Vice President of Corporate Strategy. Prior to joining Green Dot, Mr. Troughton was Vice President, Marketplace Services for Quadrem.com, an Internet procurement company. Mr. Troughton’s prior experience also includes a four-year tenure at McKinsey & Company, a management consulting firm, where he served in various capacities, including most recently as Engagement Manager. Mr. Troughton started his career as a Chartered Accountant and entrepreneur in South Africa. He holds a BCom, a BCom (Hons) and an MCom, each in finance, accounting or related subjects, from the University of Cape Town (South Africa).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes and analyzes our compensation program for the five executive officers who are identified in the “Summary Compensation Table” below (our “named executive officers”). For 2010, our named executive officers were:

•	Steven W. Streit, Chairman, President and Chief Executive Officer, or CEO;

•	Mark T. Troughton, President, Cards and Network;

•	John L. Keatley, Chief Financial Officer;

•	William D. Sowell, Chief Operating Officer; and

•	John C. Ricci, General Counsel and Secretary.

Compensation Philosophy and Objectives

Our executive compensation program is designed to:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	link compensation to company performance and individual achievement;

•	link specific cash-based elements of compensation to our near-term financial performance; and

•	align the interests of our executive officers and those of our stockholders by providing our executive officers with long-term incentives to increase stockholder value.

We have endeavored to create an executive compensation program that provides a mix of short-term and long-term payments and awards, cash payments and equity awards, and fixed and variable payments and awards that we believe appropriately motivates our executive officers. We view these components of compensation as related but distinct. Although our compensation committee considers the value of total on-target compensation of our executive officers, neither our board of directors nor our compensation committee believes that significant compensation derived from one component of compensation should negate or reduce compensation derived from other components. Except as described below, neither our compensation committee nor our board of directors has adopted any formal or informal policies or guidelines for allocating total target compensation between short-term and long-term compensation, between cash payments and equity awards or between fixed and variable payments and awards. However, in general, our compensation committee and our board of directors believe a significant portion of the value of total on-target compensation for each of our named executive officers should be in the form of performance-based compensation. In addition, our compensation committee and our board of directors strive to keep cash compensation at a competitive level while providing executive officers with the opportunity to be well rewarded through equity awards if our company performs well over time.

From time to time, special business conditions may warrant additional compensation, such as housing and travel allowances, to attract, retain or motivate executive officers. Examples of these conditions include the need to recruit or retain individuals with specific or unique talents, and to recognize exceptional contributions. In these situations, we consider our business needs and the potential costs and benefits of special rewards.

Risk Considerations

We design our total compensation mix to encourage our executive officers to take appropriate risks aimed at improving our company’s financial success and creating long-term stockholder value. We believe that the design and objectives of our executive compensation program provides an appropriate balance of incentives for executive officers and thereby discourages them from taking inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	A balanced mix of fixed versus variable payments and awards, and cash payments versus equity awards;

•	Alignment with the competitive practices reflected in the most relevant labor-market in which Green Dot competes;

•	Variable payments solely based on achieving the company performance goal of profit before tax and subject to our “clawback” right under certain circumstances;

•	A balanced mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix; and

•	Maximum award limits for annual incentive awards.

Our compensation committee has assessed our compensation philosophy and objectives and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Historical Compensation Decision Process

Our compensation committee oversees the compensation of our named executive officers and our executive compensation programs and initiatives. Our compensation committee typically reviews executive officer compensation, both base salary levels and the target levels for variable cash incentive awards, following the end of each fiscal year. In connection with this review, our compensation committee considers any input it may receive from our CEO (with respect to executive officers other than himself) in evaluating the performance of each executive officer and sets each executive officer’s total target cash compensation for the current year based on this review and the other factors described below. We pay cash incentive awards under our management cash incentive compensation plans, which are designed to compensate our named executive officers for their contribution to achieving semi-annual financial goals contained in our company financial plan, as explained in further detail below. Prior to our initial public offering, this plan informally reset itself each year when our board of directors approved our company financial plan for the next fiscal year. In connection with its prior annual reviews and any reviews that occurred during prior fiscal years, our compensation committee also recommended to our board of directors any equity compensation to be awarded to our named executive officers. Authority to make equity award grants to our named executive officers currently rests with our compensation committee.

We have based most, if not all, of our prior compensation determinations, including those made for 2010, on a variety of factors, including our performance, our financial condition and available resources, individual performance, our need for a particular position to be filled and the recommendations of our CEO (other than with respect to his own compensation). In addition, we have based our prior compensation determinations on our compensation committee’s and/or our board of directors’ evaluation of the competitive market based on their respective members’ experience with other companies and the competitive market, compensation survey data available from outside sources and, to a lesser degree, the compensation levels of our other executive officers, each as of the time of the applicable compensation decision. Although our compensation committee members refer to compensation survey data, with respect to compensation decisions for 2010, they did not formally benchmark executive compensation against a particular set of comparable companies or use a formula to set the compensation for our executives in relation to survey data. Prior to our initial public offering in July 2010, substantially all of our compensation committee’s discussions and decisions about executive compensation occurred outside of formal meetings through e-mails and other informal communications. Since July 2010, our compensation committee has engaged in a formal process with respect to compensation discussions and decisions. In establishing compensation for executive officers other than our CEO, our compensation committee gives weight to the recommendations of our CEO, which are communicated to the chair of our compensation committee, but final decisions about the compensation of our named executive officers are typically made solely by our compensation committee.

We expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve and our compensation committee’s processes and procedures will become more formalized as we gain experience operating as a public company. As further described under “— 2011 Compensation Approach,” we have begun implementing changes to our processes and procedures, although we have no current plans to effect any material changes to the design of our executive compensation program other than to increase the amount of on-target short-term cash incentives as a percentage of the value of total on-target compensation.

Elements of Compensation

Our current executive compensation program consists of the following primary components:

•	base salary;

•	variable and other cash incentive awards linked to corporate and/or individual objectives; and

•	periodic grants of long-term equity-based awards.

Base Salary.  We seek to provide each member of our senior management with a base salary that is appropriate for his roles and responsibilities, and that provides him with a level of income stability. Our compensation committee reviews the base salaries of our executive officers annually, with significant input from our CEO, to determine whether any adjustment is warranted. In considering a base salary adjustment, our compensation committee considers our company’s overall performance and the executive officer’s performance, individual contribution, changes in responsibilities and prior experience. Our compensation committee may also take into account the executive officer’s current salary and equity ownership and the amounts paid to other executive officers of our company. Our compensation committee relies upon its members’ experience with the compensation practices of other companies, compensation survey data available from outside sources and its members’ familiarity with the competitive market.

For 2010, we determined the base salaries of each of our named executive officers by evaluating our company’s overall performance and his performance, contributions and prior experience. Our compensation committee made its compensation decisions for 2010 based on its subjective judgment taking into account the available information, including our CEO’s recommendations and the experience of the members of our compensation committee with the compensation practices of other companies, compensation survey data available from outside sources and their familiarity with the competitive market. After careful consideration, in November 2009, the compensation committee increased the annual base salaries of Messrs. Streit, Troughton, Keatley and Ricci by $75,000 (to $525,000), $125,000 (to $475,000), $125,000 (to $425,000) and $75,000 (to $350,000), respectively. Our compensation committee made these adjustments to make these base salaries more competitive with those of other companies and to compensate these named executive officers for increased responsibilities associated with our company’s growth and then-expected completion of a public offering. Mr. Sowell did not receive a base salary increase, as the compensation committee believed that the increase to his base salary of $50,000 (to $285,000) that he received in July 2009 to, among other things, compensate him for his increased role within our company, together with his other compensation, was appropriately promoting the compensation committee’s goals of retaining and incentivizing him.

The actual base salaries paid to our named executive officers in 2010 are set forth in the “Summary Compensation Table” below.

Cash Incentive Awards.  We utilize cash bonuses to incentivize our executive officers to achieve company and/or individual performance goals on a semi-annual basis, and to reward extraordinary accomplishments. We establish bonus targets for variable cash incentive awards annually, following the end of the fiscal year, and we pay bonuses following the applicable performance period (i.e., the first and second halves of each fiscal year). Each executive officer’s on-target bonus amount is a pre-determined amount that is intended to provide a competitive level of compensation if the executive officer achieves his performance targets. Performance targets consist of one or more company performance objectives. In general, we use performance targets to ensure that our executive compensation program aligns the interests of each of our named executive officers with those of our stockholders and that we provide our named executive officers with incentives to maximize their efforts throughout the year. Our annual variable cash incentive awards are intended to compensate our named executive officers for their contribution to achieving semi-annual financial goals contained in our company financial plan. We determine the actual bonus award for each of our named executive officers according to the level of achievement of company performance objectives. For more information about our variable cash incentive awards, see “— 2010 Management Cash Incentive Compensation Plan”.

Our compensation committee may grant non-plan cash incentive awards at any time during the fiscal year to reward an executive officer who accomplishes pre-established extraordinary or nonrecurring business objectives on behalf of our company. To date, the compensation committee has granted these awards infrequently.

The actual cash incentive awards paid to our named executive officers in 2010 are set forth in the “Summary Compensation Table” below under the column captioned “Non-Equity Incentive Plan Compensation.”

2010 Management Cash Incentive Compensation Plan.  We calculated all variable cash incentive awards under our 2010 Management Cash Incentive Compensation Plan by multiplying the individual’s on-target bonus amount by the percentage of achievement of corporate objectives. For 2010, our compensation committee set the annual on-target bonus amount for each executive officer at a value that it believed would provide a competitive level of compensation if the executive officer achieved his performance targets, based on its subjective judgment taking into account the available information, including our CEO’s recommendations and its members’ experience with the compensation practices of other companies, compensation survey data available from outside sources and its members’ familiarity with the competitive market. For 2010, the individual on-target bonus amounts for our named executive officers ranged from 21% to 40% of their respective base annual salaries. The on-target bonus amounts for our named executive officers for 2010 were as follows: Mr. Streit — $125,000; Mr. Troughton — $100,000; Mr. Keatley — $100,000; Mr. Sowell — $114,000; and Mr. Ricci — $75,000.

The actual on-target bonus amounts in each of the applicable semi-annual periods were 50% of the amounts stated above. As explained below, the actual amount of any variable cash incentive award paid to a named executive officer could be less than 100% of the applicable on-target bonus amount, depending on the percentage of achievement of corporate objectives. Our 2010 Management Cash Incentive Compensation Plan provides that the amount of the actual bonus payment cannot exceed the on-target bonus amount.

Our board of directors approves a financial plan for our company for each fiscal year and, in practice, that action resets our management cash incentive compensation plan for that year, establishing the corporate objective under the plan. For 2010, the bonuses were earned and paid semi-annually based upon attainment of the semi-annual goals contained in our company financial plan for profit before tax, or PBT, which is calculated by adding the amount of stock-based compensation to the amount of income before income taxes reflected in our consolidated statements of operations. PBT was originally chosen as the corporate objective under the plan because we believed it to be the best indicator of financial success and stockholder value creation for our company. We also believe that the focus on PBT as the corporate objective discourages inappropriate risk taking by our executives as it encourages them to take a balanced approach that focuses on corporate profitability. The PBT targets were set at levels that were intended to reward our named executive officers for achieving results that met our expectations. We believe that, to provide for an appropriate incentive effect, the goals should be such that to achieve 100% of the objective, the performance for the applicable period must be aligned with our company financial plan, and that our named executive officers should not be rewarded for company performance that did not approximate our company financial plan. Accordingly, as discussed below, we would have paid our named executive officers nothing if the PBT achieved in a particular semi-annual period was less than 90% of the PBT target for that period.

For the first and last six months of 2010, the PBT targets under the plan were $50.2 million (22% year-over-year growth) and $50.3 million (36% year-over-year growth), respectively, and actual results, in each case as adjusted for the items below, were $54.0 million (31% year-over-year growth) and $51.3 million (39% year-over-year growth), respectively. We determined that the company objective percentage was 100% for both periods, which under the above formula resulted in 100% of the on-target bonus amounts being payable to the executive officer participants. In making this determination, our compensation committee exercised discretion to exclude from the calculation of PBT under the plan the following items: (i) expenses related to our initial public offering that would not have been recognized as operating expenses but for our decision in the second quarter of 2010 to exclude from the offering shares offered by our company; and (ii) the impact of changes to our relationship with Wal-Mart Stores, Inc., or Walmart, in May 2010, including the amendment of our commercial agreement with Walmart, which increased the sales commission rates that we pay to Walmart above previously-expected levels, and the equity issuance to Walmart, which caused us to begin recognizing stock-based retailer incentive compensation on a monthly basis over the 60-month term of our commercial agreement with Walmart. Our compensation committee believed that such adjustments were appropriate because it did not account for the impact of those contingencies when it originally set the PBT targets and that the performance of the executive officers should be measured against the intended incentive goals over which they had a greater degree of control or influence in achieving the desired outcomes.

Long-Term Equity-Based Awards.  We utilize equity awards, principally stock options, to ensure that our named executive officers have a continuing stake in our long-term success. Because we award our executive officers stock options with an exercise price equal to or greater than the fair market value of our common stock on the date of grant, the determination of which is discussed below, these options will have value to our named executive officers only if the market price of our common stock increases after the date of grant. Typically, our stock options vest and become exercisable as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years. Our board of directors and our compensation committee believes that these features of the awards align the interests of our named executive officers with those of the stockholders because they create the incentive to build stockholder value over the long-term. In addition, equity awards improve our ability to attract and retain our executives by providing compensation that is competitive with market levels.

We typically grant stock options to executive officers upon hiring or promotion, in connection with a significant change in responsibilities, to recognize extraordinary performance, or to achieve internal equity. At least annually, our compensation committee and, prior to our initial public offering, our board of directors review the equity ownership of our executive officers and consider whether to make additional awards. Our compensation committee or our board of directors (as applicable) takes into account, on a subjective basis, various factors in connection with making its determination. These factors include the responsibilities, past performance and anticipated future contributions of the executive officer, and the competitiveness of the executive officer’s overall compensation package, as well as the executive officer’s existing equity holdings, the extent to which these holdings are vested, the potential reward to the executive officer if the market value of our common stock appreciates, and the recommendations of our CEO. Frequently, the amount of each award is determined with reference to a specified percentage of equity ownership in our company that is deemed appropriate for the individual, based on the foregoing factors.

We grant stock options with an exercise price equal to or greater than the fair value of our stock on the applicable date of grant. During fiscal 2010 and through the completion of our initial public offering in July 2010, our board of directors determined the value of our common stock based on the methodologies and other relevant factors discussed under Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” of our registration statement on Form S-1 (No. 333-170467). For all grants of stock options made following the completion our initial public offering, we have determined, and will determine in the future, fair value based on the closing price of our Class A common stock on the NYSE on the date of grant.

During the five months ended December 31, 2009, our compensation committee reviewed equity compensation for our named executive officers and, with input from our CEO (other than with respect to his own compensation), determined that it was appropriate to provide additional incentives for Messrs. Streit, Troughton, Keatley and Ricci to help us achieve our long-term growth and operational objectives, particularly those we expected to have as a public company. Accordingly, in November 2009, upon the recommendation of our compensation committee, our board of directors approved grants of options to purchase 400,000, 200,000, 150,000 and 100,000 shares of our common stock to Messrs. Streit, Troughton, Keatley and Ricci, respectively, each with an exercise price of $20.01 per share. The determination of the number of shares of our common stock underlying each stock option grant was made with reference to a specified percentage of equity ownership in our company based on our compensation committee’s recommendation in light of those individuals’ respective performances, equity ownership and level of vesting and the equity positions of our other named executive officers. Our compensation committee did not recommend and our board of directors did not grant stock options to Mr. Sowell in November 2009 because it believed that his existing stock option grants were providing him with sufficient incentive to help us achieve our long-term growth objectives. In March 2009, our board of directors had approved the grant to Mr. Sowell of options to purchase 40,000 shares of our common stock, with an exercise price of $10.84 per share, in connection with the commencement of his employment. In August 2009, options to purchase an additional 100,000 shares of our common stock, with an exercise price of $17.19, were granted by our board of directors upon our compensation committee’s recommendation, which was based on our CEO’s recommendation and in recognition of the fact that Mr. Sowell’s responsibilities within our company were greater than originally anticipated and to achieve internal equity among our named executive officer team.

In December 2009, our board of directors awarded 257,984 shares of common stock to Mr. Streit to compensate him for past services rendered to our company and further align his interests with those of our stockholders to increase the future value of our company. The number of shares awarded was equal to the number of shares underlying the fully-vested stock option that he had unintentionally allowed to expire unexercised in June 2009. This award restored Mr. Streit’s equity ownership to the level that our compensation committee and board of directors had sought to establish in November 2009 when Mr. Streit was awarded options to purchase 400,000 shares of our common stock. As noted above, our board of directors and compensation committee determined the size of the November 2009 award with reference to a percentage of equity ownership that it believed was appropriate in light of his performance, equity ownership and level of vesting and the equity positions of our other named executive officers. Following their determinations, our board of directors and our compensation committee became aware of the expiration of Mr. Streit’s fully-vested stock option and determined to reestablish Mr. Streit’s equity ownership at the level they had determined was appropriate in November 2009 for purposes of aligning his interests with those of our stockholders in light of his current equity position.

In the case of each of the stock option grants described above, the exercise price of the stock option equaled 100% of the fair value on the date of grant in accordance with the terms of our 2001 Stock Plan. Each stock option vested and became exercisable as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date, and the remainder of the shares vesting monthly in equal installments over the next three years. Each of these stock options has a ten-year term.

In June 2010, our board of directors adopted, and in July 2010 our stockholders approved, a new equity incentive plan and a new employee stock purchase plan. The 2010 Equity Incentive Plan replaced our 2001 Stock Plan and affords greater flexibility in making a wide variety of equity awards, including stock options, shares of restricted stock and stock appreciation rights, to executive officers and our other employees. The 2010 Employee Stock Purchase Plan enables eligible employees to periodically purchase shares of our Class A common stock at a discount. Participation in the 2010 Employee Stock Purchase Plan is available to all executive officers on the same basis as our other employees.

Severance and Change of Control Agreements

As the result of arm’s-length negotiations in connection with our offer letter to Mr. Sowell, we have agreed to provide Mr. Sowell severance benefits if his employment is terminated by our company without cause. In such an event, Mr. Sowell would be entitled to continued payment of his base salary for twelve months. During 2010, we entered into severance arrangements with our other four named executive officers. These arrangements included severance pay and accelerated vesting of equity awards. These arrangements were designed to improve retention of our senior executive team or, in the case of Mr. Troughton only, replace an existing employment agreement that contained a similar cash severance arrangement. Details of each of our named executive officer’s severance arrangements, including estimates of amounts payable in specified circumstances, are disclosed under “— Severance and Change of Control Agreements” below. The value of our severance arrangements for our named executive officers was not a material factor in our compensation committee’s or our board of directors’ determination of the level of any other element of their compensation.

We have routinely granted and will continue to grant our named executive officers stock options under our equity incentive plans. As further described in “— Severance and Change of Control Agreements” below, some of the option agreements for our executive officers provide for acceleration of vesting of the awards for up to 100% of the unvested shares in the event of a change of control.

Other Executive Benefits and Perquisites

We provide the following benefits to our executive officers on the same basis as our other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) retirement plan with matching contributions.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

In addition to the foregoing, we reimburse Mr. Streit’s cost of insurance premiums under our healthcare plans, continuing the benefit we provided him under our employment agreement with him that expired in January 2004.

Under the terms of his offer letter, we provide Mr. Sowell with a housing and travel allowance of up to $4,000 per month. We believed that this personal benefit was necessary to attract and retain Mr. Sowell, who resides in Texas and was not willing to relocate to Southern California on a full-time basis.

Other Compensation Practices and Policies

Tax Considerations.  Section 162(m) of the Internal Revenue Code of 1986, as amended disallows a tax deduction by any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for its chief executive officer and each of our other named executive officers (other than its chief financial officer), unless compensation is performance-based. Prior to the time we became a publicly-held company, our board of directors had not taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation. Our 2010 Equity Incentive Plan is structured so that performance-based equity compensation deemed paid to covered officers in connection with the exercise of stock option grants made under the plan will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Although our compensation committee generally seeks to structure compensation payable to covered officers to meet the deductibility requirements under Section 162(m), in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our compensation committee has not adopted a policy that all compensation payable to covered officers must be deductible on our federal income tax returns. In addition, our compensation committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because a number of requirements must be satisfied in order for the compensation to qualify, and uncertainties as to the application and interpretation surrounding this section currently exist.

Policy Regarding the Timing of Equity Awards.  We have no program, plan or practice pertaining to the timing of stock option grants to executive officers relative to the timing of the release of material nonpublic information. We do not, as of yet, have any plans to implement such a program, plan or practice.

Policy Regarding Restatements.  We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Under those circumstances, our board of directors or our compensation committee would evaluate whether adjustments or recoveries of awards were appropriate based upon the facts and circumstances surrounding the restatement or adjustment.

2011 Compensation Approach

Our compensation committee has retained Radford as its independent compensation consultant to provide advice and ongoing recommendations on executive compensation matters for 2011. Radford has worked directly with our compensation committee to assist our compensation committee in designing its executive compensation program for 2011.

Our compensation committee, with the assistance of Radford, has selected a peer group to benchmark named executive officer compensation for 2011. The 2011 peer group generally includes a “primary peer group” consisting of larger companies (or divisions of companies) in the U.S. payment processor industry that are viewed to be direct competitors for executive talent. The 2011 peer group also includes two survey data peer groups: a “primary survey group” consisting of larger companies (or divisions of companies) in the U.S. credit card industry that are viewed to be direct competitors for executive talent and a “secondary survey group” consisting of 87 similarly-sized technology companies with 2010 revenues ranging from $300 million to $900 million. In reviewing the competitive compensation information obtained from the 2011 peer group, our compensation committee, with the assistance of Radford, uses various analytical methods to account for the size of Green Dot relative to the larger companies in the 2011 peer group. The primary peer group is used to inform our compensation committee of pay levels and practices most relevant for the labor-market in which Green Dot competes. Our compensation committee supplements its review of the primary peer group data with information from the primary and secondary survey groups because, among other reasons, compensation information for some executive comparisons is not available from every company within the primary peer group. The primary survey group is primarily used to provide our compensation committee with supplemental information on pay levels and practices most relevant for the labor-market in which Green Dot competes. Our compensation committee targeted total on-target compensation for named executive officers with reference to the 25th percentile, rather than the 50th percentile, of total compensation paid to comparable executives at companies within the primary survey group to account for the larger size of the companies within that group relative to Green Dot. The secondary survey group is primarily used to provide our compensation committee with information on pay levels and practices of growth-oriented companies, as means of accounting for Green Dot’s stage of development relative to the companies in the primary peer group. Because the companies in this group are comparable in size to Green Dot, our compensation committee targeted total on-target compensation for named executive officers with reference to the 50th percentile of total compensation paid to comparable executives at companies within the secondary survey group. For 2011, Radford compiled the following “primary peer group” and “primary survey group” of companies under the direction of our compensation committee:

Primary Peer Group

Alliance Data Systems, Inc.	Heartland Payment Systems, Inc.	Total System Services, Inc.
Cardtronics, Inc.	Higher One, Inc.	Visa Inc.
Euronet Worldwide, Inc.	MasterCard Incorporated	The Western Union Company
Global Cash Access, Inc.	MoneyGram International, Inc.	Wright Express Corporation
Global Payments Inc.	Netspend Holdings, Inc.

Primary Survey Group

American Express Company	Citigroup Inc.	General Electric Company
Bank of America, N.A	RBS Citizens, N.A.	Target Corporation
Barclaycard	Discover Financial Services	Visa Inc.
Capital One Financial Corporation	First National Bank of Omaha	Wells Fargo & Company
Chase Card Services

For 2011, our compensation committee established individual on-target short-term cash incentives for the named executive officers at 40% of base salary. In prior years, such incentives typically represented a lower percentage of base salary and a lower proportion of the value of total on-target compensation. Our compensation committee believes that increasing the amount of on-target short-term cash incentives as a percentage of the value of total on-target compensation encourages our executive officers to take appropriate risks aimed at improving our company’s financial success and creating long-term stockholder holder value, aligns our executive officers’ short-term cash incentives more closely with the competitive practices of our 2011 peer group, and does not promote inappropriate risk taking. In future years, consistent with its belief that a significant portion of the value of total on-target compensation for each of our named executive officers should be in the form of performance-based compensation, our compensation committee may further adjust on-target short-term cash incentives to improve alignment with the competitive practices reflected in the most relevant labor-market in which Green Dot competes.

Compensation Committee Report

The information contained in the following report of Green Dot’s compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the CD&A be included in this proxy statement and incorporated into Green Dot’s annual report on Form 10-K for the year ended December 31, 2010.

Submitted by the Compensation Committee

W. Thomas Smith, Jr., Chair
Virginia L. Hanna
William H. Ott, Jr.
Michael J. Moritz

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2010 were W. Thomas Smith, Jr., Virginia L. Hanna and Michael J. Moritz. None of the members of our compensation committee in 2010 was at any time during 2010 or at any other time an officer or employee of Green Dot or any of its subsidiaries, and none had or have any relationships with Green Dot that are required to be disclosed under Item 404 of Regulation S-K. None of Green Dot’s executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2010.

Executive Compensation Tables

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers serving as such at December 31, 2010 for all services rendered in all capacities to us during 2010, the five months ended December 31, 2009 and the year ended July 31, 2009. We refer to these five executive officers as our named executive officers.

Summary Compensation Table

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)		($)(5)

Steven W. Streit	2010	525,000	—	—	—	125,000	2,119	(6)	652,119
President and Chief	8/09-12/09*	190,385	—	5,162,260	3,788,518	31,250	1,281		9,173,694
Executive Officer	2009	450,000	—	—	—	75,000	3,209		528,209
Mark T. Troughton	2010	475,000	—	—	—	100,000	7,676	(7)	582,676
President, Cards and Network	8/09-12/09*	148,077	—	—	1,894,259	41,667	—		2,084,003
	2009	339,231	—	—	—	150,000 (8)	—		489,231
John L. Keatley	2010	425,000	—	—	—	100,000	8,250	(7)	533,250
Chief Financial Officer	8/09-12/09*	126,923	—	—	1,420,694	41,667	—		1,589,284
	2009	289,231	—	—	1,262,215	100,000	—		1,651,446
William D. Sowell	2010	285,000	—	—	—	114,000	75,314	(9)	474,314
Chief Operating Officer	8/09-12/09*	120,576	—	—	949,938	48,231	52,147		1,170,892
	2009(10)	94,904	—	—	233,055	26,051	24,176		378,186
John C. Ricci	2010	350,000	—	—	—	100,000	3,346	(7)	453,346
General Counsel	8/09-12/09*	116,346	—	—	947,130	41,667	—		1,105,143
	2009	269,615	—	—	560,985	100,000	—		930,600

*	Effective September 2009, we changed our fiscal year-end from July 31 to December 31. Amounts in this row are for the five months ended December 31, 2009.

(1)	Effective April 2011, Mr. Sowell’s annual base salary was increased to $410,000 and Mr. Ricci’s annual base salary was increased to $360,000.

(2)	The amount in this column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of a stock award during the applicable period, as discussed in note 10 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2010. The grant date fair value is calculated using the estimated fair value of our common stock, as determined by our board of directors on the date of the award.

(3)	The amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock option awards issued during the applicable period. For information on the valuation assumptions with respect to stock option grants, refer to note 10 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2010. There can be no assurance that these grant date fair values will ever be realized by the named executive officers.

(4)	The amounts in this column generally (see footnote 8) represent total performance-based bonuses under our 2010 and 2009 Management Cash Incentive Compensation Plans earned for services rendered in the applicable period. See the “Grants of Plan-Based Awards — 2010” table below for information on awards made under our 2010 Management Cash Incentive Compensation Plan.

(5)	The amounts in this column represent the sum of the compensation amounts reflected in the other columns of this table.

(6)	Represents a health insurance premium paid by us in the applicable period on behalf of Mr. Streit.

(7)	Represents the Company’s matching contributions to the applicable executive officer’s account under its 401(k) plan.

(8)	Includes a $50,000 incentive bonus awarded in January 2009 for Mr. Troughton’s success at securing a key commercial agreement on acceptable terms. This bonus was not awarded under our 2009 Management Cash Incentive Compensation Plan.

(9)	The amount in this column includes (a) $67,072 for perquisites and personal benefits received in the applicable period pursuant to Mr. Sowell’s housing and travel allowance and (b) $8,242 for the Company’s matching contributions to Mr. Sowell’s account under its 401(k) plan.

(10)	Mr. Sowell joined our company in March 2009 and his compensation set forth in this row represents the amount earned from the commencement of his employment through July 31, 2009.

The following table provides information with regard to potential cash bonuses paid or payable for the year ended December 31, 2010 under our performance-based, non-equity incentive plan, and with regard to each stock option or stock award granted to a named executive officer during 2010. There were no “equity incentive plan awards” made in this period.

Grants of Plan-Based Awards — 2010

						Number of		Grant Date
						Shares	Exercise	Fair Value of
						Underlying	Price of	Stock and
		Estimated Possible Payouts Under			Number of	Option	Option	Option
	Grant	Non-Equity Incentive Plan Awards ($)			Shares of	Awards	Awards	Awards
Name	Date	Threshold	Target	Maximum	Stock (#)	(#)(1)	($)(2)	($)(3)

Steven W. Streit	(1)	75,000	125,000	125,000	—	—	—	—
Mark T. Troughton	(1)	50,000	100,000	100,000	—	—	—	—
John L. Keatley	(1)	50,000	100,000	100,000	—	—	—	—
William D. Sowell	(1)	57,000	114,000	114,000	—	—	—	—
John C. Ricci	(1)	50,000	100,000	100,000	—	—	—	—

(1)	Represents possible cash incentive awards under our 2010 Management Cash Incentive Compensation Plan upon our achievement of applicable corporate profit goals. Actual awards are only payable if the corporate objectives (i.e., PBT targets) are achieved at a level of at least 90%. Actual awards cannot exceed 100% of the target amount and are adjusted downward in the event corporate objectives are achieved at a level between 90% and 100% by subtracting the actual percentage achievement from 100%, multiplying that percentage by 5 and subtracting the resulting percentage from 100%, which is then multiplied against the target bonus amount. Bonuses were paid on a semi-annual basis. See “— Compensation Discussion and Analysis” above for further discussion of these awards.

The following table provides information regarding each unexercised stock option held by our named executive officers as of December 31, 2010.

Outstanding Equity Awards at December 31, 2010

	Number of Securities		Option
	Underlying Unexercised		Exercise	Option
	Options (#)(1)		Price	Expiration
Name	Exercisable	Unexercisable	($)(2)	Date

Steven W. Streit	536,602	—	1.55	6/07/14
	116,666	33,334	4.64	2/15/18
	108,333	291,667	20.01	11/12/19
Mark T. Troughton	3,927	—	1.41	1/19/16
	364,206	75,000	4.64	2/15/18
	54,166	145,834	20.01	11/12/19
John L. Keatley	164,700	50,000	4.64	2/15/18
	68,326	112,500	10.75	12/11/18
	40,625	109,375	20.01	11/12/19
William D. Sowell	4,775	22,500	10.84	3/19/19
	35,416	64,584	17.19	08/03/19
John C. Ricci	65,012	—	0.83	4/28/13
	129,300	—	1.41	1/19/16
	54,080	20,834	4.64	2/15/18
	50,000	50,000	10.75	12/11/18
	27,083	72,917	20.01	11/12/19

(1)	All options vest as to 25% of the shares of common stock underlying the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years.

(2)	Represents the fair market value of a share of our common stock, as determined by our board of directors, on the option’s grant date. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Employee Stock-Based Compensation” of our annual report on Form 10-K for the year ended December 31, 2010 for a discussion of how we have valued our common stock.

In April 2011, our compensation committee granted options to purchase 47,000, 24,000, 15,000, 120,000 and 9,000 shares of our Class A common stock to Messrs. Streit, Troughton, Keatley, Sowell and Ricci, respectively, each with an exercise price of $45.31 per share. Each stock option was granted under our 2010 Equity Incentive Plan and vests and becomes exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date, and the remainder of the shares vesting monthly in equal installments over the next three years. Each of these stock options has a ten-year term.

The following table provides information concerning each exercise of stock options by, and each vesting of stock awards for, each of our named executive officers during the year ended December 31, 2010.

Option Exercises and Stock Vested — 2010

	Option Awards		Stock Awards
	Number		Number of
	of Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Steven W. Streit	—	—	—	—
Mark T. Troughton	159,992	4,089,399	—	—
John L. Keatley	179,474	4,581,152	—	—
William D. Sowell	12,725	638,286	—	—
John C. Ricci	116,262	2,723,541	—	—

Employment Agreements, Offer Letters and Arrangements

Steven W. Streit.  Mr. Streit’s current annual base salary is $525,000, and his maximum bonus under our 2011 Management Cash Incentive Compensation Plan is $210,000. Mr. Streit’s employment is at will and may be terminated at any time, with or without formal cause. As discussed in “— Severance and Change of Control Agreements” below, if we terminate Mr. Streit without cause (as defined in his severance agreement), we have agreed to pay him six months of his then-current annual base salary.

Mark T. Troughton.  Mr. Troughton’s current annual base salary is $475,000, and his maximum bonus under our 2011 Management Cash Incentive Compensation Plan is $190,000. Mr. Troughton’s employment is at will and may be terminated at any time, with or without formal cause. As discussed in “— Severance and Change of Control Agreements” below, if we terminate Mr. Troughton without cause (as defined in his agreement), we have agreed to pay him six months of his then-current annual base salary.

John L. Keatley.  Mr. Keatley’s current annual base salary is $425,000, and his maximum bonus under our 2011 Management Cash Incentive Compensation Plan is $170,000. Mr. Keatley’s employment is at will and may be terminated at any time, with or without formal cause. As discussed in “— Severance and Change of Control Agreements” below, if we terminate Mr. Keatley without cause (as defined in his severance agreement), we have agreed to pay him six months of his then-current annual base salary.

William D. Sowell.  Mr. Sowell’s current annual base salary is $410,000, and his maximum bonus under our 2011 Management Cash Incentive Compensation Plan is $164,000. In addition, we have agreed to provide Mr. Sowell with a housing and travel allowance of up to $4,000 per month for housing and travel expenses. Mr. Sowell’s employment is at will and may be terminated at any time, with or without formal cause. As discussed in “— Severance and Change of Control Agreements” below, if we terminate Mr. Sowell’s employment without cause (as defined in his offer letter), we have agreed to pay him twelve months of his then-current salary.

John C. Ricci.  Mr. Ricci’s current annual base salary is $360,000, and his maximum bonus under our 2011 Management Cash Incentive Compensation Plan is $144,000. Mr Ricci’s employment is at will and may be terminated at any time, with or without formal cause. As discussed in “— Severance and Change of Control Agreements” below, if we terminate Mr. Ricci without cause (as defined in his severance agreement), we have agreed to pay him six months of his then-current annual base salary.

Severance and Change of Control Agreements

Severance Arrangements.  Under our severance agreements with each of our named executive officers, except William D. Sowell, we have agreed, if we terminate his employment without cause (as defined in his employment or severance agreement), to pay him six months of his then-current salary and to accelerate fully the vesting of all unvested shares underlying his then-outstanding equity awards. The following table summarizes the cash severance amount and the value of the acceleration payout each named executive officer would have been entitled to receive assuming a qualifying termination as of December 31, 2010. Acceleration values are based upon the closing price for a share of our Class A common stock of $56.74 on December 31, 2010 minus the exercise price.

		Accelerated
	Severance	Stock
Name	Amount ($)	Options ($)

Steven W. Streit	262,500	12,449,630
Mark T. Troughton	237,500	9,263,983
John L. Keatley	212,500	11,796,219
John C. Ricci	175,000	6,063,193

William D. Sowell’s Severance Arrangement.  Under our offer letter with Mr. Sowell discussed above, we have agreed to pay him twelve months of his then-current salary if we terminate him without cause (as defined in his agreement). Assuming a qualifying termination as of December 31, 2010, Mr. Sowell would have been entitled to receive $285,000 pursuant to his offer letter.

Change in Control Arrangements.  Certain option agreements for the executive officers listed in the table below provide for full vesting of the unvested shares underlying the options in the event of a change in control. The following table summarizes the value of the payouts to these executive officers pursuant to these awards, assuming a qualifying change of control as of December 31, 2010. Values are based upon the closing price for a share of our Class A common stock of $56.74 on December 31, 2010 minus the exercise price.

Accelerated
Stock
Name	Options ($)

Steven W. Streit	12,449,630
Mark T. Troughton	9,263,983
John L. Keatley	11,796,219
John C. Ricci	6,063,193
William D. Sowell	3,587,047

EQUITY COMPENSATION PLAN INFORMATION

We maintain the 2001 Stock Plan, 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan, each of which was approved by our stockholders. Without stockholder approval, we issued a warrant to purchase up to 4,283,456 shares of common stock to PayPal, Inc. in connection with a commercial transaction. The following table presents information as of December 31, 2010 with respect to compensation plans under which shares of our Class A or Class B common stock may be issued. Except as noted below, all share amounts represent shares of our Class A common stock.

Number of
Securities
	Number of			Remaining Available
	Securities to			for Future Issuance
	be Issued Upon		Weighted-Average	Under Equity
	Exercise of		Exercise Price of	Compensation Plans
	Outstanding		Outstanding	(Excluding Securities
	Options, Warrants		Options, Warrants	Reflected in Column
Plan Category	and Rights (#)		and Rights ($)	(a))(#)
	(a)		(b)	(c)

Equity compensation plans approved by security holders	4,344,138	(1)(2)	11.24	2,085,500	(3)
Equity compensation plans not approved by security holders	4,283,456	(4)	23.70	—

Total	8,627,594			2,085,500

(1)	Excludes purchase rights accruing under the 2010 Employee Stock Purchase Plan.

(2)	Includes options to purchase 4,229,638 shares of our Class B common stock.

(3)	Includes 200,000 shares that remain available for purchase under the 2010 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2010 Equity Incentive Plan will increase automatically on the first day of January of each of 2011 through 2014 by a number of shares equal to 3% of the total outstanding shares our Class A and Class B common stock as of the immediately preceding December 31st. Similarly, the number of shares reserved for issuance under our 2010 Employee Stock Purchase Plan will increase automatically on the first day of January of each of 2011 through 2018 by the number of shares equal to 1% of the total outstanding shares of our Class A and Class B common stock as of the immediately preceding December 31st.

(4)	Represents warrants to purchase shares of our Class B common stock.

PayPal Warrant

In March 2009, we entered into a commercial transaction with PayPal, Inc. As part of this transaction, we issued a warrant to purchase up to 4,283,456 shares of common stock to PayPal, with an exercise price of $23.70 per share. Of these shares, 3,426,765 shares will vest and become exercisable only upon the achievement of certain performance goals prior to the earlier of March 3, 2014 or the termination of our commercial agreement with PayPal, and the remaining shares will vest and become exercisable only if certain additional performance goals are met prior to the same deadline. The warrant provides that it expires on the earlier of March 3, 2014 or the termination of our commercial agreement with PayPal if none of the shares subject to the warrant have vested prior to the earlier event. Should any of the shares subject to the warrant vest, the warrant expires on the earliest of the date on which our commercial agreement with the holder is terminated, the date of a change in control of our company or March 3, 2017. This warrant is redeemable for cash if we fail to perform under our commercial agreement with PayPal. In addition, we have the right to repurchase any shares previously issued upon the exercise of the warrant if the holder fails to perform under that agreement.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS

From January 1, 2010 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Executive Compensation” above.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a written related-party transactions policy which sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” Our audit committee reviews transactions that may be “related person transactions,” which are transactions between us and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any executive officer, director, nominee for director, or stockholder of ours holding more than 5% of any class of our voting securities, in each case since the beginning of the previous fiscal year, and their immediate family members.

Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions, arrangements or relationships need not be approved by our audit committee pursuant to the policy:

•	employment by us of an executive officer if

•	the related compensation is required to be reported in our proxy statement, or

•	the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement if the executive officer were a “named executive officer,” and our compensation committee approved or recommended that our board of directors approve the compensation;

•	any compensation paid to a director if the compensation is required to be reported in our proxy statement;

•	any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis;

•	any transaction where the rates or charges involved are determined by competitive bids;

•	any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or government authority;

•	any transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•	any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than as an executive officer);

•	any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person is a trustee, director or executive officer, if the aggregate amount involved in any fiscal year does not exceed $120,000;

•	any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•	ordinary course business travel expenses, advances and reimbursements; and

•	any indemnification payments made pursuant to our insurance policies, certificate of incorporation or bylaws or as otherwise approved by our board of directors.

Under the policy, members of our legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to our audit committee. In addition, transactions may be identified through our code of business conduct and ethics or our other policies and procedures, and reported to the audit committee. The audit committee determines whether the related person has a material interest in a transaction and may approve, ratify, reject, rescind or take other action with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Green Dot’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.

The Audit Committee has reviewed and discussed with Green Dot’s management and Ernst & Young LLP the audited consolidated financial statements of Green Dot contained in Green Dot’s annual report on Form 10-K for the year ended December 31, 2010. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Green Dot.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Green Dot’s annual report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Timothy R. Greenleaf, Chair
Virginia L. Hanna
William H. Ott, Jr.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Green Dot’s bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Green Dot Corporation, 605 East Huntington Drive, Suite 205, Monrovia, CA 91016, Attn: Corporate Secretary.

To be timely for the 2012 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Green Dot not earlier than 5:00 p.m. Pacific Time on February 18, 2012 and not later than 5:00 p.m. Pacific Time on March 19, 2012. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Green Dot’s bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Green Dot’s 2012 annual meeting must be received by the Company not later than December 24, 2011 in order to be considered for inclusion in Green Dot’s proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Green Dot’s directors, executive officers and any persons who own more than 10% of Green Dot’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Green Dot with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Green Dot and written representations from the directors and executive officers, Green Dot believes that all Section 16(a) filing requirements were timely met in 2010, with the exception of John C. Ricci’s Form 4 reporting a stock option exercise with respect to 7,900 shares of Class B common stock on December 29, 2010, which was filed late.

Available Information

Green Dot will mail without charge, upon written request, a copy of Green Dot’s annual report on Form 10-K for the year ended December 31, 2010, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Green Dot Corporation
605 East Huntington Drive, Suite 205
Monrovia, CA 91016

Attn: Investor Relations

The Annual Report is also available at http://ir.greendot.com/.

“Householding” — Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are Green Dot stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Green Dot will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Green Dot’s Investor Relations department at 605 East Huntington Drive, Suite 205, Monrovia, CA 91016, Attn: Investor Relations, telephone number (626) 739-3942.

Any stockholders who share the same address and currently receive multiple copies of Green Dot’s Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Green Dot’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Green Dot Annual Stockholder Meeting

DoubleTree Hotel Monrovia-Pasadena

Directions to the DoubleTree Hotel Monrovia-Pasadena
924 West Huntington Drive, Monrovia, CA 91016
Tel: (626) 357-1900

From 134 East:
Take the 134 East. Continue on the 210 East. Exit Huntington Drive. End at DoubleTree Hotel by
driving straight into hotel driveway.

From 605 North:
Take the 605 North. Take the Foothill Fwy/Pasadena left exit onto the 210 West. Take
Huntington Drive/Arcadia exit. Turn right on West Huntington Drive. Hotel will be on the left.

From 210 West:
Take the 210 West. Take the Huntington Drive/Arcadia exit. Turn right on West Huntington Drive.
Hotel will be on the left.

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Log on to the Internet and go to **www.envisonreports.com/GDOT**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Proxy Card for 2011 Annual Meeting of Stockholders

1234 5678 9012 345

	For	Against	Abstain
4. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Green Dot Corporation for the year ending December 31, 2011.	☐	☐	☐

+

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

C 1234567890 JNT

+

01BOLE

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MMMMMMMMM 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructio ns DESIGNATION (IF ANY) You can vote by n I ternet or telephone! ADD 1 Available 24 hours a day, 7 days a week! ADD 2 ADD 3 n I stead of mailing your proxy, you may choose one of t h e w t o voting methods outlined below o t vote your proxy. ADD 4 ADD 5 VALIDATION DETAILS ARE LOCATED BELOW I N THE TITLE BAR. ADD 6 Proxies submitted by the In ternet or telephone must be received by 11:59 p.m., Eastern Time, on June 1, 2011. Vote by In ternet • Log on o t h t e n I ternet and go o t www.envisonreports.com/GDOT • Follow h t e steps outlined on h t e secured website. Vote by telephone • Call o t ll r f ee 1-800-652-VOTE (8683) within h t e USA, US e t rritories & Canada any it me on a o t uch o t ne e t lephone. There is NO CHARGE t o you o f r h t e call. Using a black in k pen, mark your votes with an X as shown in X • Follow t h e in structions provided by h t e recorded message. t h is example. Please do not write outside h t e designated areas. Proxy Card for 2011 Annual Meeting of Stockholders 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTIO N IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR each of the nomin ees li sted in Proposal 1, FOR Proposals 2 and 4 and every 3 YRS for Proposal 3. + 1 Yr 2 Yrs 3 Yrs Abstain 1. The election of t w o Class I directors of Green Dot Corporation, each o t serve 3. Non-binding advisory vote on h t e f r equency of until h t e t h ird annual meeting of stockholders o f llowing t h e 2011 annual u f ture advisory votes on executive compensation. meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal: For Withhold 01 — Ross E. Kendell 02 - William H. Ott, Jr. For Against Abstain For Against Abstain 2. The approval of a non-binding advisory resolution 4. The ratification of t h e appointment of Ernst & Young LLP as t h e on executive compensation. n i dependent registered public accounting if rm of Green Dot Corporation o f r t h e year ending December 31, 2011. B Non-Voting t I ems Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark h t e box o t t h e right f i you plan o t attend t h e Annual Meeting. C Authorized Signatures — This sectio n must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) on h t is Proxy. I f shares of stock stand of record n i t h e names of t w o or more persons or in t h e name of husband and wife, whether as jo int t e nants or otherwise, both or all of such persons should sign h t is Proxy. I f shares of stock are held of record by a corporation, h t is Proxy should be executed by t h e president or vice president and h t e secretary or assistant secretary. Executors, administrators or other if duciaries who execute h t is Proxy o f r a deceased stockholder should give h t eir f u ll it tle. Please date h t is Proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within t h e box. Signature 2 — Please keep signature within h t e box. C 1234567890 J N T MR A SAMPLE (THIS AREA I S SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 1 1 4 9 0 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 01BOLE

I m portant Notice Regarding t h e I n t e rnet Avail abil ity of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy State ment and t h e 2010 Annual Report o f r Green Dot Corporation are available at ht p:/ /www.envisionreports .com/GDOT. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTIO N IN THE ENCLOSED ENVELOPE. 3 Proxy for the 2011 Annual Meeting of Stockholders of Green Dot Corporation to be held on June 2, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIR ECTORS OF GREEN DOT CORPORATION The undersigned hereby appoints Steven W. Streit, John L. Keatley and John C. Ricci and each of them, as proxie s of t h e undersigned, each with f u ll power o t appoin t his substitu te, and hereby authorizes them o t represent and to vote all t h e shares of Cla ss A Common Stock and Class B Common Stock of Green Dot Corporation t h at t h e undersigned is entit led o t vote , as specif ied on t h e opposite side of t h is Proxy, at t h e 2011 Annual Meeting of Stockholders of Green Dot Corporation o t be held at t h e DoubleTree Hote l Monrovia-Pasadena o l cated at 924 W. Huntington Drive, Monrovia, California, on June 2, 2011 at 10:00 a.m. Pacifi c Time, and at any adjournment or postp onement thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED N I A TIMELY MANNER, WILL BE VOTED AS SPECIFIED, AND THIS PROXY AUTHORIZ ES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZ ED BY RULE 14A-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IF NO SPECIFICATIO N S I MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIR ECTOR IN PROPOSAL 1, FOR PROPOSALS 2 AND 4 AND FOR EVERY “3 YRS” FOR PROPOSAL 3. ON THE OPPOSITE SIDE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USIN G THE ENCLOSED REPLY ENVELOPE